UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

May 11, 2021

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    At the 2021 annual meeting of shareholders (the “Annual Meeting”) of The Gap, Inc. (the “Company”) held on May 11, 2021, the Company’s shareholders approved the amendment and restatement of The Gap, Inc. 2016 Long-Term Incentive Plan (as amended and restated, the “Amended LTIP”), primarily in order to increase the number of shares authorized for issuance thereunder by 35 million shares. A summary of the Amended LTIP is set forth under “Proposal No. 5 – Approval of the Amendment and Restatement of The Gap, Inc. 2016 Long-Term Incentive Plan” in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2021. Such summary and the foregoing description of the Amended LTIP do not purport to be complete and are qualified in their entirety by reference to the Amended LTIP, a copy of which is attached as Appendix B to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

    On May 11, 2021, the Company held the Annual Meeting. As of March 15, 2021, the record date for the Annual Meeting, there were a total of 374,911,323 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 341,075,982 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

    The shareholders of the Company voted on the following items at the Annual Meeting:

1.Election of the directors nominated by the Board of Directors of the Company.

Nominee	For	Against	Abstain	Broker Non-Votes
John J. Fisher	319,183,409	5,309,998	107,210	16,475,365
Robert J. Fisher	271,021,897	53,456,938	121,782	16,475,365
William S. Fisher	319,161,514	5,314,252	124,851	16,475,365
Tracy Gardner	319,852,571	4,525,841	222,205	16,475,365
Isabella D. Goren	321,817,185	2,549,883	233,549	16,475,365
Bob L. Martin	318,519,343	5,828,294	252,980	16,475,365
Amy Miles	322,076,700	2,286,242	237,675	16,475,365
Jorge P. Montoya	317,887,745	6,418,141	294,731	16,475,365
Chris O’Neill	320,747,674	3,540,627	312,316	16,475,365
Mayo A. Shattuck III	318,419,438	5,929,247	251,932	16,475,365
Elizabeth A. Smith	322,119,283	2,244,968	236,366	16,475,365
Salaam Coleman Smith	323,672,869	687,800	239,948	16,475,365
Sonia Syngal	319,653,254	4,709,198	238,165	16,475,365

Based on the votes set forth above, the director nominees were duly elected.

2.Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.

For	Against	Abstain
328,656,113	12,237,043	182,826

Based on the votes set forth above, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022 was duly ratified.

3.Approval, on an advisory basis, of the overall compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
284,804,155	39,645,977	150,485	16,475,365

Based on the votes set forth above, the overall compensation of the Company’s named executive officers was approved on an advisory basis.

4.Approval of the amendment and restatement of The Gap, Inc. Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
323,735,764	754,938	109,915	16,475,365

Based on the votes set forth above, the amendment and restatement of The Gap, Inc. Employee Stock Purchase Plan was approved.

5.Approval of the amendment and restatement of The Gap, Inc. 2016 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
257,514,700	66,950,856	135,061	16,475,365

Based on the votes set forth above, the amendment and restatement of The Gap, Inc. 2016 Long-Term Incentive Plan was approved.

Item 7.01 Regulation FD Disclosure.

On May 11, 2021, the Company issued a press release announcing, among other things, the resumption of its share repurchase program. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	The Gap, Inc. Employee Stock Purchase Plan, as amended and restated effective May 11, 2021 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 30, 2021)

10.2
The Gap, Inc. 2016 Long-Term Incentive Plan, as amended and restated effective May 11, 2021 (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 30, 2021)

99.1	Press Release dated May 11, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: May 13, 2021	By:	/s/ Katrina O’Connell
Katrina O’Connell
Executive Vice President and
Chief Financial Officer